Riviera Holdings Corporation
                         2901 Las Vegas Boulevard South
                               Las Vegas, NV 89109
                       Investor Relations: (800) 362-1460
                               TRADED: AMEX - RIV
                               www.theriviera.com

FOR FURTHER INFORMATION:
AT THE COMPANY:                             INVESTOR RELATIONS CONTACT:
Mark Lefever, Treasurer and CFO             Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                        (208) 241-3704 Voice
(702) 794-9442 Fax                          (208) 232-5317 Fax
Email:  mlefever@theriviera.com             Email:   betsytruax_hartman@msn.com

FOR IMMEDIATE RELEASE:


          RIVIERA HOLDINGS' FIRST QUARTER 2007 CONFERENCE CALL SET FOR MAY 4

LAS VEGAS, NV - April 23, 2007 - In conjunction with the release of Riviera Holdings Corporation's (AMEX: RIV) first quarter financial results, the Company will hold a conference call on Friday, May 4, 2007 at 2 p.m. EDT.

What:    Riviera Holdings First Quarter 2007 Financial Results

When:    Friday, May 4, 2007, 2 p.m. EST/ 11 a.m. PST

Where:   http://www.videonewswire.com/event.asp?id=39182 or www.theriviera.com
         -----------------------------------------------

How: Live and rebroadcast over the Internet - simply log onto the web at one of the above addresses or dial the toll-free number below

Live call via telephone:  888-889-5345

Replay information:       877-519-4471, code 8691148

Contact information:      Betsy Truax 208-241-3704 or betsytruax_hartman@msn.com

About Riviera Holdings:
Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.


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